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FOR IMMEDIATE RELEASE

Contact:          Barron Hughes                      John E. Walker
                  Optio Software                     Edelman Public Relations
                  770-576-3500                       770-431-6227
                  BARRONH@OPTIOSOFTWARE.COM          JOHN_WALKER@EDELMAN.COM

    OPTIO-REGISTERED TRADEMARK- SOFTWARE ANNOUNCES ACQUISITIONS OF MUSCATO
                    CORPORATION AND Its AFFILIATE, TRANSLINK

ACQUISITIONS STRENGTHEN OPTIO'S E-BUSINESS PRODUCT OFFERINGS, INCREASE REVENUE
                     OPPORTUNITY AND ADD ASP INFRASTRUCTURE

ATLANTA (MARCH 27, 2000) - Optio Software, Inc. (Nasdaq NM: OPTO), a leading provider of software that enables organizations to extend their operations from paper-intensive commerce to e-business, today announced that it has acquired Muscato Corporation and its affiliate, Translink Solutions Corporation, both headquartered in Orlando, Florida. Muscato is a B2B e-commerce infrastructure provider and Translink is an Application Service Provider (ASP).

"This acquisition fulfills a strategic need for Optio," said C. Wayne Cape, chairman and CEO of Optio. "Muscato's technology is an excellent addition to our e.Com series of products. It helps us provide a full spectrum solution to our customers as they extend their reach to full e-business enablement. Optio can now provide organizations with a comprehensive e-commerce infrastructure, supporting reliable delivery of bi-directional XML and EDI messages and documents, Web portal publishing, notifications via wireless devices, HIPAA (Health Insurance Portability and Accountability Act) compliant transaction processing and Electronics Benefits Transfer (EBT) as well as, delivery of tailored information to traditional destinations like print, fax and email."

As consideration for the transactions, Optio paid $25 million in cash with an additional $8 million to be paid pursuant to promissory notes. Optio expects the acquisitions, which produced combined annualized revenues of approximately $8 million, to be accretive to fiscal 2001 results, excluding the amortization of goodwill related to the transactions.

Muscato is a provider of B2B infrastructure software and services that enable the secure, reliable transformation and exchange of e-commerce, financial and healthcare transactions across diverse trading communities. Their core products, ENGIN-TM- and EC (Electronic Commerce) are full-

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featured, standards compliant offerings that provide message queuing, transaction management and trading partner administration to support complex, high volume e-business environments with real-time reliability. The EC Document Warehouse captures and archives B2B transactions and makes them available for detailed analysis and reporting.

Muscato's products are being utilized by organizations in the healthcare, transportation, insurance, telecommunication, financial, and services industries, as well as by several government agencies in Europe.

Translink, an affiliate of Muscato, currently provides ASP hosting of ENGIN, EC and EC Document Warehouse for Muscato's healthcare customers under a recurring revenue licensing model.

A major US airline currently utilizes ENGIN as the integration server for all of their business critical systems including crew, aircraft and equipment scheduling, reservations, the FAA, NOAA and computerized reservation systems. It reliably manages more than 100 interfaces concurrently in a high volume environment supporting millions of transactions on a daily basis. It is also being utilized at a significant number of healthcare insurance organizations providing B2B integration between healthcare providers and payors in support of claims submissions and payment acknowledgements. The ENGIN product already supports all of the approved HIPAA transactions, which provides a first mover advantage in this rapidly growing marketspace.

"Optio is defining a complete answer to the e-business needs of the evolving organization," said Mike Muscato, chairman and CEO of Muscato Corporation. "By combining our production-proven technology and domain expertise with Optio's e.Com suite of applications and leveraging the power of the combined entity, we will be able to offer our joint customers and prospects an extremely compelling, total solution."

ABOUT OPTIO SOFTWARE, INC.

Optio Software, Inc. provides software that enables organizations to customize and deliver information to a global network of digital destinations, including the Internet, e-mail, printers, faxes and wireless devices. Optio's software takes real-time information from enterprise applications, external databases and files, customizes it to suit business needs and delivers it to an organization's customers, suppliers and partners when, where and how they need it, without

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modifying the software or the business processes that created the original information. Optio has more than 3,900 customers including The Home Depot, Schlumberger, Avery Dennison and Toys `R Us. For more information contact Optio Software - Phone: (770) 576-3500, Fax: (770) 576-3699, E-Mail:
info@optiosoftware.com, Corporate Headquarters: 3015 Windward Plaza, Windward Fairways II, Alpharetta, GA 30005, Web Site: HTTP://WWW.OPTIOSOFTWARE.COM.

This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Optio Software, Inc. and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of our operating results, delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, difficulty integrating acquired companies and general economic conditions. Additional factors are set forth in the Optio's Form S-1 Registration Statement dated December 13, 1999. Optio undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Optio is a registered trademark of Optio Software, Inc. All other company and product names referenced herein are registered trademarks or trademarks of their respective owners.

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